                             CONTRACT TO PURCHASE

     THIS AGREEMENT, made this ______ day of February, 2000, is by and between THE CHILDREN'S BEVERAGE GROUP, INC., 237 Melvin Drive, Northbrook, Illinois 60062, its successor or designee (the "Buyer"),and LEONE INDUSTRIES OF NY, INC., 443 South East Avenue, Bridgeton, New Jersey 08302 (the "Seller"). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

     1.   PROPERTY:  Buyer agrees to buy and Seller agrees to sell that certain
          --------
property, (together with all buildings, equipment, fixtures, improvements and appurtenances thereto and thereon, excepting the trailer leased from G.E. Capital, the RG&E 2500 Kva transformer and any personal property of the current caretaker) situate in the City of Rochester, County of Monroe and State of New York, and known as 860-888 Maple Street, Rochester, New York 14606, Tax Map #120-240-0002-011-000-0000 and # 120-240-0002-010-000-0000 (hereinafter referred to as the "Property") (For a more detailed description of the Property, reference is made to the prior deed thereof to the Seller).

     2.   PURCHASE PRICE:  The total purchase price for the Property shall be
          --------------
Nine Hundred Seventy Five Thousand & 00/100 Dollars ($975,000) (the "Purchase Price"), payable as follows:

     (a) $10,000.00 deposit (the "Deposit'), to be paid to the Seller's attorney upon acceptance hereof, and to be held by the Seller's attorney in escrow, and shall become part of the purchase price or returned to Buyer, in accordance with the provisions hereof,

     (b) On the Closing Date (defined below), Buyer shall pay the full balance of the Purchase Price, plus or minus prorations and adjustments in accordance with the terms of this Agreement, to Seller in cash, bank wire, bank check or certified check, less the Deposit.

     (c) If Seller is unable to transfer its rights, title and interest to Buyer in accordance with the terms of this Agreement, Seller's sole liability shall be to refund the Deposit to Buyer, and upon such refund, Seller shall be released from all liability under this Agreement. Notwithstanding the foregoing, if Seller willfully defaults under this Agreement, Buyer shall have the option of either receiving a refund of the Deposit or bringing an action for specific performance. If Buyer shall fail to perform any of its obligations hereunder and Seller is not in default hereunder, Seller's sole remedy shall be to retain the Deposit as liquidated damages, and thereupon Buyer and Seller shall each be released from all liability under this Agreement.

     3.   CLOSING DATE:  Buyer shall obtain title from Seller, as provided
          ------------
herein, on a mutually agreed upon date and time not later than May 15, 2000 (the "Closing"). At Closing, Seller shall deliver a full warranty deed conveying its entire interest in the Property and a bill of sale conveying its entire interest in any personal property located in or on the Property, each in form and substance satisfactory to Buyer's counsel.

     4.   CONTINGENCIES:  This Agreement and the offer contained herein are
          -------------
expressly contingent and conditioned upon the following:
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                                      -2-

     (a) The authorization and approval in all respects of the County of Monroe Industrial Development Agency to enter into this Agreement and undertake the actions contemplated herein; and the receipt of the required funds for this purchase from the United States Department of Housing and Urban Development by way of loans and/or grants from the City of Rochester, New York (the "City").
If such authorization and funds are not obtained on or before April 30, 2000, this Agreement will be of no further force or effect and any deposit will be returned to the Buyer.

     (b) Seller providing Buyer with all of the following documents in Seller's possession, to the extent identified by Seller following reasonable inquiry:

          (i) reports describing environmental investigations at the Property, including any Phase I and Phase II reports; and

          (ii) laboratory or other reports detailing analyses of any soil or groundwater sampling at the Property, to the extent that such sampling relates to environmental conditions at the Property.

     In the event that Buyer identifies any information within the documents provided by Seller under this provision that reveals environmental contamination at the Property that materially and adversely affects the value of the Property, then Buyer may, in its sole option, terminate this Agreement and the Deposit will be returned to Buyer. Buyer's right of termination under this provision expires on March 31, 2000.

     (c) The results of a Phase I environmental site assessment of the Property, conducted at Buyer's sole cost and expense. The environmental site assessment shall be performed in accordance with ASTM Standard E 1527-97 governing Phase I investigations (the "Phase I Investigation"). In the event that the Phase Investigations reveals environmental contamination at the Property that materially and adversely affects the value of the Property, Buyer may, in its sole option, terminate this Agreement and the Deposit will be returned to Buyer. In the event that Buyer elects to terminate this Agreement pursuant to this provision, then Buyer shall provide to Seller all copies of the Phase I Investigation, and Buyer further agrees that it shall not disclose the results of the Phase I Investigation to any person not a party to this Agreement, except as required by applicable law. In the event that, by March 31, 2000, Buyer fails to complete a Phase I Investigation and notify Seller of Buyer's election to terminate this Agreement pursuant to this provision, then Buyer waives its right to terminate the Agreement.

     (d) The approval of the United States Department of Housing and Urban Development and/or the State of New York and/or the City to all actions and undertakings contemplated herein. If such necessary approvals are required and not obtained on or before April 30, 2000, this Agreement shall have no further force or effect and the Deposit will be returned to the Buyer

     5.   REPRESENTATIONS AND WARRANTIES OF SELLER:  Seller, in order to induce
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Buyer to enter into this Agreement and to purchase the Property, represents and warrants,
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                                      -3-

to the best of its knowledge and without independent investigation except as expressly stated, to Buyer as follows:

     (a) At the Closing, Seller will have and will convey and transfer to Buyer, good and marketable title to the Property free and clear of any monetary liens, encumbrances, tenancies, licenses, judgments and security interests, but subject to covenants, conditions, restrictions, rights of way and easements of record or imposed by applicable law;

     (b) There is not any pending condemnation, or similar proceeding affecting the Property or any portion thereof and Seller has not heretofore received any notice, and has no knowledge, that any such proceeding is contemplated;

     (c) No person, firm, corporation or entity other than Buyer has, or as of the Closing will have, any right or option to acquire the Property or any portion thereof or any interest therein;

     (d) Seller is not aware of any violations of any federal, state or municipal laws, ordinances, orders, regulations or state requirements affecting any portion of the Property, and no notice of any such violation has been issued by any governmental authority having jurisdiction;

     (e) On or before the date fourteen (14) days after the effective date of this Agreement, Seller will provide Buyer with copies of all documents, reports or other records in Seller's possession not subject to a recognized legal privilege, to the extent that Seller identifies such documents, reports or records after reasonable investigation, that: (1) report or describe environmental investigations at the Property, including any Phase I and Phase II reports; (2) laboratory or other reports detailing analyses of any soil or groundwater sampling at the Property, to the extent that such sampling relates to environmental conditions at the Property. Seller has no specific knowledge of the presence at the Property of any contaminants regulated under federal and state environmental law at concentrations that exceed any applicable standards under federal and state environmental law, except to the extent identified in the documents, reports and records disclosed by Seller pursuant to this provision;

     (f) Seller has full power, in accordance with law, to enter into this Agreement and, upon the Closing, to consummate the sale provided for herein;

     (g) The; Property is not in violation of any zoning, planning or land use laws or ordinances imposed by the City;

     (h) This is a sale of substantially all of the Seller's assets, and Seller will provide evidence of shareholders' consent to such sale prior to Closing;

     (i) There are no current leases or interim uses which encumber the Property.

     5-A. BUYER'S REPRESENTATION:  Buyer represents and warrants to Seller
          ----------------------
that, as of the date hereof, Buyer has full power and authority to enter into this Agreement and perform Buyer's obligations under this Agreement.
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                                      -4-

     6.   SURVEY, SEARCHES, TAXES, AND TITLE:  At least thirty (30) days prior
          ----------------------------------
to Closing, Seller shall be required to deliver to Buyer a ten (10) year tax search, current tax receipts, an up to date instrument survey, and a forty (40) year abstract of title commencing with a warranty deed and showing the Property free and clear of all liens and encumbrances except buildings and use restriction, pole and wire easements of record, and subject to zoning ordinance and to any taxes for local improvements not completed. Buyer may object to any title defects within fourteen (14) days of receipt of completed searches.
Seller shall remedy such defects, or undertake, in writing, to remedy such defects with the proceeds of sale of the Property, within seven (7) days of receipt of Buyer's title objections or this Agreement shall be null and void and Buyer's deposit shall be returned.

     7.   TITLE:  At the time of Closing, Seller shall transfer to Buyer good
          -----
and marketable title to the Property, free and clear of all liens and encumbrances, except as herein provided. All municipal taxes, assessments and charges shall be fully paid prior to or at the time of Closing.

     8.   POSSESSION:  Possession of the Property shall be delivered by Seller
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to Buyer upon Closing.

     9.   ADJUSTMENTS:  All adjustments, if any, including real property taxes,
          -----------
water and other utility charges, shall be pro-rated and adjusted as of the date of Closing.

     10.  ACCESS TO PROPERTY:  Seller grants to Buyer, and its duly authorized
          ------------------
agents and employees, the right, to enter in and upon the Property, at reasonable times, to inspect and examine the same and to make such surveys, tests and measurements thereof as Buyer shall reasonably deem necessary, provided however, that Buyer shall provide Seller with at least three (3) business days advance notice of buyer's intention to access the Property in order that Seller may elect to have a representative present at the Property during Buyer's access. Notwithstanding the foregoing, with respect to any environmental investigation of the Property, Buyer's right to inspect and examine the Property hereunder shall be limited to a Phase I Investigation in accordance with paragraph 4(c) hereof. In the event that, based upon the results of the Phase I investigation, Buyer elects to perform any additional environmental investigation of the Property, then Buyer shall provide Seller, for Seller's review and approval, a plan, including a schedule, for the performance of such additional environmental investigation. The results of any such additional environmental investigation shall be subject to the confidentiality provisions specified in 4(c) hereof. In the event Buyer does enter onto the Property pursuant to this provision, Buyer shall indemnify and hold harmless Seller, its officers, directors, agents, employees and representatives, from and against all claims, causes of action, fines, penalties, damages, liability losses or expenses, including reasonable attorneys' fees, of any kind or character, cause by or arising from any actions or activities of Buyer and its agents and employees on the Property. Except as otherwise provided in this Agreement, Buyer's right of access hereunder shall terminate of April 30, 2000, unless extended in writing by Seller.

     11.  ACCESS TO DOCUMENTS:  Seller grants to Buyer and its duly authorized
          -------------------
agents and employees, the right, at reasonable times after the effective date of this Agreement, to review and copy all documents or other records detailing any tests, studies, and measurements
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                                      -5-

performed on the Property, except to the extent that any such document is subject to a legal privilege.

     12.  RECORDING EXPENSES:  Seller shall pay all fees, deed stamps, taxes
          ------------------
and charges customarily the responsibility of sellers. Buyer shall pay the cost of recording the deed, and other fees customarily the responsibility of buyers.

     13.  RISK OF LOSS:  Buyer agrees to buy Property "as is" as of the date
          ------------
hereof Seller and Buyer agree that the risk of loss or damage to the Property from any cause remains with the Seller until Closing. In the event that the Premises shall be damaged or destroyed, whether in whole or part, by fire or any other casualty or act of God between the date of execution hereof and the Closing Date which would materially adversely effect Buyer's ability to use the Premises, Buyer shall have the sole option of (i) terminating this Agreement and receiving a refund of the Deposit, or (ii) proceeding with this transaction and assuming all of Seller's rights to receive any insurance proceeds. Buyer shall have thirty (30) days after the date the Premises is damaged or destroyed to exercise the foregoing option by delivering written notice thereof to Seller.
If Buyer does not notify Seller within such thirty (30) day period, then Buyer shall be deemed to have elected the option described in clause (ii) above.

     14.  PERSONS BOUND:  This document, when authorized and properly signed by
          -------------
all parties, shall be a binding contract. It shall bind the parties hereto and their estates, heirs, successors, and assigns. This Agreement contains the entire agreement of the parties, may not be changed orally, and may be modified only in a writing signed by both parties.

     15.  INDEMNIFICATION:  (a)  Each party shall indemnify, defend and hold
          ---------------
the other harmless from and against any and all claims, actions, costs, damages, liability and expense incurred with respect to the breach of any representation or warranty by the breaching party, or nonperformance of any covenant.

     (b) Buyer shall indemnify, defend and hold Seller, its officers, directors, agents, representatives and employees harmless from and against any all claims, causes of action, costs, damages, liability, fines, penalties and expenses, including attorneys' fees, of any kind or character, incurred after closing with respect to, or arising from the presence after Closing at, on or under or from the Property of any chemical, contaminant, waste or other material, including without limitation, petroleum, petroleum derivatives and petroleum products, which are regulated in any manner under federal or state law.

     16.  MISCELLANEOUS:  (a)  Notice and Addresses. All notices and
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correspondence under this Agreement shall be mailed to the Parties at their respective addresses or delivered in person. Each Party may change the address to which correspondence and notices relating to this Agreement are to be sent by written notice to the other Party. The change shall become effective upon the receipt of the notice. Notices shall be as follows:
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                                      -6-

               To the Buyer:
               -------------

               Children's Beverage Group, Inc.
               237 Melvin Drive
               Northbrook, Illinois 60062
               Attention: Jon Darmstadter, President

               with a copy to:
               ---------------

               Timothy R. Curtin, Esq.
               St. John & Curtin, L.L.C.
               1530 First Federal Plaza
               Rochester, New York 14614

               To the Seller:
               --------------

               Leone Industries of NY, Inc.
               443 South East Avenue
               Bridgeton, New Jersey 08302
               Attention:  President

               with a copy to:
               ---------------

               Elyse Lubin Gilman, Esq.
               Nixon Peabody LLP
               Clinton Square
               Rochester, New York 14604

     (b)  Severabilily.  Each provision hereof is intended to be severable, and
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the invalidity or illegality of any provision of this Agreement shall not affect the validity or legality of the remainder hereof

     (c)  Captions. Paragraph captions contained in this Agreement are inserted
          --------
only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

     (d)  Binding Agreement and Assignment  The terms and provision of this
          --------------------------------
Agreement shall be binding upon, and inure to the benefit of the successors, assigns, personal representatives, estates, heirs, and legatees of the respective Parties.

     (e)  Applicable Law.  Notwithstanding the place where this Agreement may be
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executed by any of the Parties hereto, the Parties expressly agree that all the terms and provisions hereof shall be construed under and governed by the laws of the State of New York.
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                                      -7-

     (f)  Entire Agreement.  This Agreement and the Exhibits attached hereto
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constitute the entire agreement of the Parties with respect to the matters set forth herein and supersedes any prior understanding or agreement, oral or written, with respect hereto.

     (g)  Agreement in Counterparts.  This Agreement may be executed in several
          -------------------------
counterparts and all the Parties hereto, notwithstanding that all the Parties are not signatories to the original or the same counterpart.

     (h)  Survival of Representations, Warranties, Covenants, and
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Indemnifications.  The representations, warranties, covenants, and
----------------
indemnifications made by the Parties, each to the other, shall survive the Closing and the passing of title from Seller to Buyer for a period of six (6) months.

     (i)  Use of Singular or Masculine.  At times this Agreement the masculine
          ----------------------------
singular gender maybe be used even though it is clear that the reference is to either more than one party or person, to a female person or an entity. This is done solely for the ease of preparation and reading of the Agreement and the reference is to be understood as referring to the persons or entities that fit the context, whether male, female, an entity, singular, plural or a combination of these.

     17.  REAL ESTATE BROKER:  Buyer and Seller agree that Buyer's real estate
          ------------------
broker brought about this contract and the eventual sale of the property and, at Closing, Buyer's broker shall be paid a real estate sales commission by Seller equal to two percent (2%) of the sale price of the Property ($19,500). No other Broker has been involved in this sale.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BUYER:                        THE CHILDREN'S BEVERAGE GROUP, INC.



                              By: /s/ Jon Darmstadter
                                  ---------------------------------------
                                      Jon Darmstadter
                              Its:    President

SELLER:                       LEONE INDUSTRIES OF NY, INC.



                              By:  /s/ Peter Leone
                                  ---------------------------------------
                                       Peter Leone
                              Its:     President